UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Judiciary Plaza, 100 F Street, N.E., Room 1580,
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 31, 2008

Commission File Number: 0001370489

BLUEFIRE ETHANOL FUELS, INC.
(Exact name of registrant as specific in its charter)

Nevada	20-4590982
(State of Incorporation)	(I.R.S. Employer I.D. No.)

31 Musick
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 588-3767
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, the Board of Directors of BlueFire Ethanol Fuels, Inc. (“Company”) appointed Christopher Scott to serve as Chief Financial Office of the Company.  Mr. Scott, in conjunction with his past services and this appointment, entered into an employment agreement with the Company, effective February 1, 2008, and terminating on May 31, 2009, unless extended for additional periods by mutual agreement of both parties (the “Agreement”). Back in March 2007, the Company and Mr. Scott entered into an at-will letter Employment Agreement whereby Mr. Scott replaced Mr. Arnold Klann, our previous Chief Financial Officer.  Mr. Klann remains as our Chief Executive Officer and Chairman of the Board of Directors.  A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Effective February 1, 2008, the Agreement contained the following material terms: (i) initial annual salary of $170,000, paid monthly; and (ii) standard employee benefits; (iii) limited termination provisions; (iv) rights to Inventions provisions; and (v) confidentiality and non-compete provisions upon termination of employment.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number

10.1             Employment Agreement, dated March 31, 2008, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: April 7, 2008	BLUEFIRE ETHANOL FUELS, INC.

	By:	/s/ Arnold Klann
Arnold Klann
Chief Executive Officer, Director